Exhibit 10.2

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE 1933 ACT, AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

SECURED SENIOR PROMISSORY NOTE
Seoul, Korea
August 24, 2007

FOR VALUE RECEIVED, Eugene Science, Inc., a Delaware corporation (“Borrower”), hereby promises to pay to the order of ______________, a ______________ (“Lender”), in lawful money of the United States at the address of Lender set forth herein, the principal amount of $_________, together with interest. This secured senior promissory note (this “Note”) has been executed by Borrower on the date set forth above (the “Effective Date”) pursuant to the Note and Warrant Purchase Agreement entered into as of the date hereof between Lender and Borrower (the “Purchase Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

1. Interest. This Note shall bear interest at a rate of 10% per annum (“Interest Rate”) from the Effective Date and continuing until payment in full of this Note. Interest shall compound monthly and shall be calculated on the basis of the actual number of days elapsed over a year of 360 days.

2. Maturity Date. All or any portion of this Note, all accrued interest hereon and all other sums due hereunder, shall be due and payable on demand by Lender on February 24, 2008, subject to up-to-three extensions thereof as set forth in the Purchase Agreement (the “Maturity Date”).

3. Application of Payments.

3.1. Except as otherwise expressly provided herein, payments under this Note shall be applied (i) first to the repayment of any sums incurred by Lender for the payment of any expenses in enforcing the terms of this Note and/or the Purchase Agreement, (ii) then to the payment of accrued but unpaid interest due under this Note and (iii) then to the payment of outstanding principal due under this Note.

3.2. Upon payment in full of this Note, applicable accrued and unpaid interest hereon, and any costs of collection hereunder, this Note shall be marked “Paid in Full” and returned to Borrower.

4. Waiver of Notice. Borrower and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Note, jointly and severally, waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and hereby fully consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the Lender. The Lender shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part or all of the collateral securing this Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

5. Optional Conversion. At any time prior to the Maturity Date, upon 5 days prior written notice to Borrower (“Conversion Date”), Lender shall have the right, in its sole discretion, to covert all outstanding principal and accrued interest under this Note existing as of close of business on the Conversion Date into shares of the Company’s Common Stock (“Common Stock”) at the conversion price set forth below. If Lender elects to convert this Note into shares of Common Stock, the number of shares of Common Stock to be issued upon such conversion shall be equal to the quotient obtained by dividing (a) the outstanding principal and accrued but unpaid interest due on this Note on the Conversion Date by (b) $0.65 (the “Purchase Price”). The Purchase Price shall be adjusted downward, but never upward, upon the occurrence of any of the events described in Sections 3.1 or 3.3 of the Warrant issued to Lender in connection with the issuance of this Note and otherwise adjusted upon the occurrence of any of the events described in Section 4 of the Warrant, as if such sections were dully set forth and incorporated herein by reference, with references to the “Warrant” to refer to this Note. The Company shall at all times reserve and keep available, solely for issuance and delivery on the conversion of this Note, all shares of Common Stock from time to time into which this Note could be convertible.

6. Security Agreements. This Note is secured by and entitled to the benefits of a Security Agreement and Pledge Agreement in favor of Lender, together with such other collateral pledge agreements, mortgages, and other security documents, all of which instruments, as they may from time to time hereinafter be amended, and any and all instruments supplemental thereto reference is hereby made for a description of the collateral covered thereby (the “Security Agreements”).

7. Transfer. This Note may be transferred by Lender at any time, provided that such transfer complies with applicable securities laws.

8. Events of Default. The occurrence of any of following events (each an “Event of Default”) shall constitute an Event of Default of Borrower if not cured within ten (10) days of the occurrence thereof, with the exception of Section 8.1 which shall have no cure period:

8.1. The failure to make when due any payment described in this Note or the Purchase Agreement, whether on or after the Maturity Date, by acceleration or otherwise;

8.2. Other than as provided in Section 8.1, a breach of any representation, warranty, covenant or other provision of this Note or the Purchase Agreement, which, if capable of being cured, is not cured;

8.3. Borrower shall fail to execute the Security Agreements and related financing statements for purposes of securing this Note within five (5) days of the date hereof;

8.4. Borrower shall fail to obtain the subordination from other secured lenders of Borrower, if any, in such form as shall be required, in Lender’s sole discretion, to place Lender in the first priority position with respect to the inventory and receivables of Borrower;

8.5. Any representation, warranty, or statement made or deemed made by Borrower to Lender under the Purchase Agreement, or any other documents entered into by and between Borrower and Lender, or otherwise, shall be false, misleading, or erroneous in any material respect when made or deemed to have been made;

8.6. Borrower shall default in the timely performance of any obligation, covenant or agreement made or owed by Borrower to Lender;

8.7. Borrower shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing;

8.8. Any involuntary proceeding shall be commenced against Borrower seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of thirty (30) days;

8.9. Borrower shall fail to discharge within a period of thirty (30) days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of $100,000.00 against any of its assets or properties;

8.10. Borrower shall fail to satisfy and discharge promptly any judgment or judgments against it for the payment of money in an aggregate amount in excess of $100,000.00;

8.11. Borrower shall default in the payment of any of its indebtedness beyond any applicable grace period, or shall default in its performance of any agreement binding upon it or its property;

8.12. This Note shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability hereof shall be contested or challenged by Borrower or any of its members or shareholders, or Borrower shall deny that it has any further liability or obligation under this Note; and

8.13. Borrower shall undertake to merge or consolidate with any other entity or otherwise reorganize or sell all or substantially all of the assets of the Company.

Upon the occurrence of any Event of Default that is not cured within any applicable cure period, if any, the Lender may elect, by written notice delivered to Borrower, to take at any time any or all of the following actions: (i) declare this Note to be forthwith due and payable, whereupon the entire outstanding principal due under this Note, together with all accrued and unpaid interest thereon, and all other cash obligations hereunder including , without limitation, costs of collection incurred by Lender along with reasonable attorneys’ fees and costs,, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower, anything contained herein to the contrary notwithstanding; and (ii) exercise any and all other remedies provided hereunder, in the Security Agreements executed in connection herewith, now or at any time in the future to secure the repayment of this Note, or available at law or in equity. In addition to the foregoing, Borrower may be required to issue warrants to Lender as set forth in Section 2.6 of the Purchase Agreement, which issuance would not preclude Lender from taking any and all actions whether at law or equity to enforce its rights.

9. Miscellaneous.

9.1. Successors and Assigns. Subject to the exceptions specifically set forth in this Note, the terms and conditions of this Note shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.

9.2. Loss or Mutilation of Note. Upon receipt by Borrower of evidence satisfactory to Borrower of the loss, theft, destruction or mutilation of this Note, together with indemnity reasonably satisfactory to Borrower, in the case of loss, theft or destruction, or the surrender and cancellation of this Note, in the case of mutilation, Borrower shall execute and deliver to Lender a new promissory note of like tenor and denomination as this Note.

9.3. Notices. Any notice, demand, offer, request or other communication required or permitted to be given pursuant to the terms of this Note shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service, or (v) four days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the recipient at the addresses set forth in the Purchase Agreement unless another address is provided to the other party in writing.

9.4. Governing Law. This Note shall be governed in all respects by the laws of the State of Delaware as applied to agreements entered into and performed entirely within the State of Delaware by residents thereof, without regard to any provisions thereof relating to conflicts of laws among different jurisdictions. The parties hereto hereby agree that any suit or proceeding arising under this Agreement, or in connection with the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in the United States.

9.5. Waiver and Amendment. Any term of this Note may be amended, waived or modified only with the written consent of Borrower and Lender.

9.6. Remedies; Costs of Collection; Attorneys’ Fees. No delay or omission by Lender in exercising any of its rights, remedies, powers or privileges hereunder or at law or in equity and no course of dealing between Lender and the undersigned or any other person shall be deemed a waiver by Lender of any such rights, remedies, powers or privileges, even if such delay or omission is continuous or repeated, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof by Lender or the exercise of any other right, remedy, power or privilege by Lender. The rights and remedies of Lender described herein shall be cumulative and not restrictive of any other rights or remedies available under any other instrument, at law or in equity. If an Event of Default occurs, Borrower agrees to pay, in addition to the Note and interest payable thereon, reasonable attorneys’ fees and any other costs reasonably incurred by Lender in connection with its pursuit of its remedies under this Note.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Borrower has caused this Note to be signed on the Effective Date.

BORROWER:

EUGENE SCIENCE INC.

By:	Seung Kwon Noh
President and Chief Executive Officer